CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report for the year ended December 31, 2001, of our report dated January 11, 2002, appearing in the Registration Statement on Form N-1A of Kenilworth Fund, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                   /s/Grant Thornton LLP
Chicago, Illinois
April 18, 2002